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                                                                    EXHIBIT 3.28

                                THE STATE OF OHIO

                                    BOB TAFT

                               Secretary of State

                                     859067

                                   CERTIFICATE

IT IS HEREBY certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: AMD MIS CHN of:

       BLUE CHIP BROADCAST COMPANY FORMERLY BLUE CHIP BROADCASTING COMPANY

                                        Recorded on Roll 9334 at Frame 0606 of
    UNITED STATES OF AMERICA            the Records of Incorporation and
         STATE OF OHIO                  Miscellaneous Filings.
OFFICE OF THE SECRETARY OF STATE

                                        WITNESS MY HAND AND THE SEAL OF THE
             [SEAL] SECRETARY OF STATE AT COLUMBUS, OHIO, THIS 17TH DAY OF DEC A.D. 1993.

                                        /s/ Bob Taft
                                        BOB TAFT
                                        Secretary of State

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              Prescribed by
              Bob Taft, Secretary of State           Charter No. 859067
[SEAL]        30 East Broad Street, 14th Floor       Approved _________________
              Columbus, Ohio 43266-0418              Date        12-17-93
              Form C-109 (January 1991)              Fee         35.00 ________

                    CERTIFICATE OF AMENDMENT BY INCORPORATORS
                                 TO ARTICLES OF

                         BLUE CHIP BROADCASTING COMPANY
--------------------------------------------------------------------------------
                              (Name of Corporation)
                            (Sec. 1701.70(A) O.R.C.)

     WE, the undersigned, being all of the incorporators of the above named corporation, do certify that the subscriptions to shares have not been received in such amount that the stated capital of such shares is at least equal to the stated capital set forth in the articles as that with which the corporation will begin business and that we have elected to amend the articles as follows:

          RESOLVED that Article FIRST of the Corporation's Articles of Incorporation be deleted and that the following be substituted therefor:

               FIRST: The name of the corporation is BLUE CHIP BROADCAST
          COMPANY.

                                                            RECEIVED
                                                          DEC 17 1993
                                                       SECRETARY OF STATE

     IN WITNESS WHEREOF, we, being all of the incorporators of the above named corporation, have hereto subscribed our names this 17th day of December 1993.

                                        BY /s/ Janet E. Finley
                                           -----------------------------------
                                           Janet E. Finley, Sole Incorporator
  RECEIVED                              BY ____________________________________
DEC 17 1993
  BOB TAFT                              BY ____________________________________
[ILLEGIBLE]                                              (Incorporators)